UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

XPLR Infrastructure, LP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2025
Annual Meeting and
Proxy Statement
YOUR VOTE IS IMPORTANT PLEASE SUBMIT YOUR PROXY PROMPTLY

XPLR Infrastructure, LP
P.O. Box 14000
700 Universe Boulevard
Juno Beach, Florida 33408-0420

Notice of Annual Meeting of Unitholders
April 22, 2025

The 2025 Annual Meeting of Unitholders of XPLR Infrastructure, LP (“XPLR” or the “Company”) will be held on Tuesday, April 22, 2025, at 1:30 p.m., Eastern time, at XPLR’s principal offices, 700 Universe Boulevard, Juno Beach, Florida to consider and act upon the following matters:
1.
election of the four nominees specified in the accompanying proxy statement as directors;

2.
ratification of appointment of Deloitte & Touche LLP as XPLR’s independent registered public accounting firm for 2025;

3.
approval, by non-binding advisory vote, of the compensation of XPLR’s named executive officers; and

4.
such other business as may properly be brought before the annual meeting or any adjournment(s) or postponement(s) of the annual meeting.

The proxy statement more fully describes these matters. XPLR has not received notice of other matters that may properly be presented at the annual meeting.
The record date for unitholders entitled to notice of, and to vote at, the annual meeting and any adjournment(s) or postponement(s) of the annual meeting is February 24, 2025.
Admittance to the annual meeting will be limited to unitholders as of the record date or their duly appointed proxies. For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Cameras, cell phones, recording devices and other electronic devices are not permitted at the annual meeting.
XPLR is pleased to furnish proxy materials by taking advantage of the Securities and Exchange Commission rule that allows issuers to furnish proxy materials to their unitholders on the internet. XPLR believes this rule allows it to provide you with the information you need while reducing the environmental impact and cost of the annual meeting.
Regardless of whether you expect to attend the annual meeting, please submit your proxy or voting instructions promptly on the internet or by telephone by following the instructions about how to view the proxy materials on your Notice of Internet Availability of Proxy Materials.
By order of the Board of Directors,
David Flechner
Corporate Secretary
Juno Beach, Florida
March 5, 2025

XPLR Infrastructure, LP
Annual Meeting of Unitholders
April 22, 2025
PROXY STATEMENT
This proxy statement contains information related to the solicitation of proxies by the Board of Directors (the “Board”) of XPLR Infrastructure, LP, a Delaware limited partnership (“XPLR,” the “Company,” “us” or “our”), in connection with the 2025 annual meeting of XPLR’s unitholders to be held on Tuesday, April 22, 2025, at 1:30 p.m., Eastern time, at XPLR’s principal executive offices, 700 Universe Boulevard, Juno Beach, Florida, and at any adjournment(s) or postponement(s) of the annual meeting. Directions to the annual meeting are available by calling XPLR at 561-694-4697.
ELECTRONIC DELIVERY OF PROXY MATERIALS
Under the rules of the Securities and Exchange Commission (“SEC”), XPLR is furnishing proxy materials to its unitholders on the internet, rather than mailing paper copies of the materials to each unitholder.
On or about March 5, 2025, XPLR mailed to its unitholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including the proxy statement and annual report to unitholders, on the internet. The Notice also instructs unitholders on how to access their proxy card to be able to submit their proxies on the internet or by telephone. Brokerage firms and other nominees who hold XPLR units on behalf of beneficial owners will be sending their own similar notice. Other unitholders, in accordance with their prior requests, have received an e-mail notification of how to access the proxy materials and submit their proxies on the internet. On or about March 5, 2025, XPLR also began mailing a full set of proxy materials to certain unitholders, including unitholders who have previously requested a paper copy of the proxy materials.
Internet distribution of the proxy materials is designed to expedite receipt by unitholders, lower the cost of the annual meeting and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive XPLR’s proxy materials electronically, you will continue to receive the materials via e-mail unless you elect otherwise.
How do I access the proxy materials if I received the Notice?
The Notice provides instructions regarding how to view XPLR’s proxy materials for the 2025 annual meeting on the internet. As explained in greater detail in the Notice, to view the proxy materials and submit your proxy, you will need to follow the instructions in the Notice and have available your 16-digit control number(s) contained in the Notice.
How do I request paper copies of the proxy materials?
Whether you hold XPLR units through a brokerage firm, bank or other nominee (in “street name”), or hold XPLR units directly in your name through XPLR’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), you may request paper copies of the 2025 annual meeting proxy materials by following the instructions listed at www.proxyvote.com, by telephoning 1-800-579-1639 or by sending an e-mail to sendmaterial@proxyvote.com.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD APRIL 22, 2025
This proxy statement and the XPLR 2024 annual report to unitholders are available at www.proxyvote.com.

ABOUT THE ANNUAL MEETING
What is the purpose of the annual meeting?
At the annual meeting, unitholders will act upon the matters identified in the accompanying notice of annual meeting of unitholders. These matters include the election of the four nominees specified in this proxy statement as directors, ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025 and approval, by non-binding advisory vote, of the compensation of XPLR’s named executive officers.
Who may attend the annual meeting?
Subject to space availability, all unitholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Since seating is limited, admission to the annual meeting will be on a first-come, first-served basis. Registration and seating will begin at 1:00 p.m., Eastern time. If you plan to attend, please note that you will be asked to present valid picture identification, such as a driver’s license or passport. Invited representatives of the media and financial community may also attend the annual meeting.
You will need proof of ownership of XPLR units on the record date to attend the annual meeting:
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If you hold units directly in your name as a unitholder of record, you may follow the instructions in the Notice to request an admission ticket by calling 561-694-4697.

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If your units are held in “street name,” you will need to bring proof that you were the beneficial owner of those “street name” units of XPLR units as of the record date, such as a legal proxy or a copy of a bank or brokerage statement, and check in at the registration desk at the annual meeting.

For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Cameras, cell phones, recording devices and other electronic devices are not permitted at the annual meeting.
Who is entitled to vote at the annual meeting?
Only XPLR unitholders at the close of business on February 24, 2025, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting. If you were a unitholder on that date, you will be entitled to vote all of the XPLR units that you held on that date at the annual meeting or at any adjournment or postponement of the annual meeting, subject to the voting rights discussed below under “What are the voting rights of the holders of the Company’s units?” Unitholders include holders of common units and special voting units (“special voting units”) as of the record date.
Each reference in this proxy statement to a vote of record holders of units includes a vote of record holders of common units and special voting units.
What are the voting rights of the holders of the Company’s units?
Each XPLR unit will be entitled to one vote on each matter properly brought before the annual meeting. A unit refers to any unit entitled to vote at the annual meeting, including common units and special voting units. However, as explained below, a 5% of outstanding units voting limitation will apply to the election of directors and, in the circumstances described below, a separate 10% of votes cast cutback will apply to certain unitholders at the annual meeting.
What is the 5% of outstanding units voting limitation in the election of directors?
The 5% of outstanding units voting limitation will only apply to the election of directors. A unitholder or any related group, including NextEra Energy, Inc. (“NextEra Energy”) and its affiliates (the “NextEra Energy Group”), that owns more than 5% of the outstanding units as of the record date cannot vote more than 5% of the total outstanding units in the election of directors at the annual meeting (the “5% of Outstanding Units Director Voting Limitation”).
The following example of the 5% of Outstanding Units Director Voting Limitation, which assumes 1,000 total units are outstanding as of the record date, is included for illustrative purposes only and does not represent actual ownership of units or votes at the annual meeting:

Example of the Operation of the 5% of Outstanding Units Director Voting Limitation
Unit Owner	Ownership	Original Votes	Original Voting % of Total Outstanding Votes	5% of Outstanding Units Director Voting Limitation Votes Removed	Actual Votes after 5% of Outstanding Units Director Voting Limitation	Voting % After 5% of Outstanding Units Director Voting Limitation
NextEra Energy Group	57%	570	57%	(520)	50	11.6%
10% Holder	10%	100	10%	(50)	50	11.6%
Other Public Unitholders	33%	330	33%	-	330	76.7%
TOTAL	100%	1,000	100%	(570)	430	100.0%
How does the 10% of votes cast cutback apply to the election of directors?
In the election of directors, no unitholder may cast votes greater than 9.99% of votes actually cast. A unitholder or any related group, including the NextEra Energy Group, casting votes equal to or greater than 10% of actual votes cast will be subject to a 10% of votes cast cutback so that such unitholder(s) cannot cast votes equal to more than 9.99% of the units actually cast in the election of directors at the annual meeting (the “10% of Votes Cast Director Election Cutback”). The units cast in excess of 9.99% will be allocated and voted proportionally with all other votes cast, which will result in the total number of votes counted as being cast by the cutback unitholder to be 9.99% or less of votes cast.
The following example of the 10% of Votes Cast Director Election Cutback, which assumes 1,000 total units are outstanding as of the record date, is included for illustrative purposes only and does not represent actual ownership of units or votes at the annual meeting:
Example of the Operation of the 10% of Votes Cast Director Election Cutback
Unit Owner	Votes Cast After 5% of Outstanding Director Voting Limitation	% of Votes Cast of Total Outstanding Units Votes	10% of Votes Cast Director Election Cutback Votes Removed	Votes Cast After 10% of Votes Cast Director Election Cutback	% of Votes Cast After 10% of Votes Cast Director Election Cutback
NextEra Energy Group	50	11.6%	(8)	42	9.77%
10% Holder	50	11.6%	(8)	42	9.77%
Other Public Unitholders	330	76.7%	-	330	76.74%
Proportional Votes	-	-	-	16	3.72%
TOTAL	430	100.0%	(16)	430	100%
In the example above, the 16 votes removed from the NextEra Energy Group and the 10% holder would be allocated and voted proportionally with all other director election votes.
How does the 10% of votes cast cutback apply to the other items of business at the annual meeting?
Other than in the election of directors, the 10% of votes cast cutback does not apply to the NextEra Energy Group, but is applicable to all other unitholders or groups. A unitholder or any related group, other than the NextEra Energy Group, casting votes equal to or greater than 10% of actual votes cast will be subject to a 10% of votes cast cutback so that such unitholder(s) cannot cast votes equal to more than 9.99% of the units actually cast on each item to be voted (the “General 10% of Votes Cast Cutback”). The units cast in excess of 9.99% will be allocated and voted proportionally with all other votes cast for each item.
The following example of the General 10% of Votes Cast Cutback for the items of business at the annual meeting other than director elections, which assumes 1,000 total units are outstanding as of the record date, is included for illustrative purposes and does not represent actual ownership of units or votes at the annual meeting:
Example of the Operation of the General 10% of Votes Cast Cutback in All Other Voting Items
Unit Owner	Votes Cast	% of Votes Cast of Total Outstanding Votes	General 10% of Votes Cast Cutback Votes Removed	Actual Votes Cast After General 10% of Votes Cast Cutback	% of Votes Cast After General 10% of Votes Cast Cutback
NextEra Energy Group	570	57%	-	570	57%
10% Holder	100	10%	(1)	99	9.9%
Other Public Unitholders	330	33%	-	330	33%
Proportional Votes	-	-	-	1	0.1%
TOTAL	1,000	100%	(1)	1000	100%
What constitutes a quorum?
The presence at the annual meeting, in person or by proxy, of the holders of a majority of the voting power of the XPLR units issued and outstanding and entitled to vote on the record date will constitute a quorum, permitting the business of the meeting to be conducted.
As of the record date, 192,744,024 XPLR units were outstanding, including 98,781,831 special voting units and 93,962,193 common units. Thus, a total of 192,744,024 votes are entitled to be cast and to be present at the annual meeting and the presence of the holders of XPLR units representing at least 96,373,939 units will be required to establish a quorum.
In determining the presence of a quorum at the annual meeting, abstentions in person, proxies received but marked as abstentions as to any or all matters to be voted on that permit abstentions and proxies received with broker non-votes on some but not all matters to be voted on will be counted as present.
A broker “non-vote” occurs when a broker, bank or other holder of record that holds units for a beneficial owner (“broker”) does not vote on a particular proposal because the broker has not received voting instructions from the beneficial owner and does not have discretionary voting power for that particular proposal. Brokers may vote on ratification of the appointment of our independent registered public accounting firm even if they have not received voting instructions from the beneficial owners whose units they hold. However, brokers may not vote on any of the other matters set forth in this proxy statement at the 2025 annual meeting unless they have received voting instructions from the beneficial owner. See the response to “What vote is required to approve the matters proposed?” on page 6 for a discussion of the effect of broker non-votes.
How do I submit my proxy or voting instructions?
On the internet or by telephone
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On the Internet—You may submit your proxy or voting instructions on the internet 24 hours a day and up until 11:59 p.m., Eastern time, on Monday, April 21, 2025 by going to www.proxyvote.com and following the instructions. Please have your Notice available when you access the web page. If you hold your units in “street name,” your broker, bank, trustee or other nominee may provide additional instructions to you regarding how to submit your voting instructions on the internet.

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By Telephone—You may submit your proxy or voting instructions by telephone by calling the toll-free telephone number (1-800-690-6903) 24 hours a day and up until 11:59 p.m., Eastern time, on Monday, April 21, 2025 and following the prerecorded instructions. Please have your Notice available when you call. If you hold your units in “street name,” your broker, bank, trustee or other nominee may provide additional instructions to you regarding how to submit your voting instructions by telephone.
Please see the Notice or the information your broker provided to you for more information on your voting options. XPLR’s proxy tabulator, Broadridge Investor Communications Solutions, Inc. (“Broadridge”), must receive any vote on the internet or by telephone, no later than 11:59 p.m., Eastern time, on Monday, April 21, 2025.
If you are a unitholder of record and you submit your proxy on the internet or by telephone, but do not indicate your voting preferences on one or more proposals, the persons named as proxies will vote the units represented by that proxy as recommended by the Board on all such proposals.
In person at the annual meeting
All unitholders may vote in person at the annual meeting. However, if you are a beneficial owner of units, you must obtain a legal proxy or a copy of a bank or brokerage statement from your broker and present it to the inspector of election with your ballot to be able to vote in person at the annual meeting. See the response to “Who may attend the annual meeting?” for additional information on how to attend the annual meeting.
Your vote is important. You can save us the expense of further solicitation of proxies by submitting your proxy or voting instructions promptly.
May I change my vote after I submit my proxy or voting instructions?
Yes. If you are a unitholder of record, you may revoke your proxy before it is exercised by:
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providing written notice of the revocation to the Corporate Secretary of the Company at the Company’s offices, P.O. Box 14000, 700 Universe Blvd., Juno Beach, Florida 33408-0420;

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making timely delivery of later-dated proxy on the internet or by telephone; or

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voting by ballot at the annual meeting; although, please note that attendance at the annual meeting will not by itself revoke a previously granted proxy.

You may change your proxy by using any one of these methods regardless of the method you previously used to submit your proxy.
If you are a beneficial owner of units, you may submit new voting instructions by contacting your broker. You may also change your vote in person at the annual meeting if you present a legal proxy or a copy of a bank or brokerage statement as described in the answer to the previous question.
All units for which proxies have been properly submitted and not revoked will be voted at the annual meeting.
What is “householding” and how does it affect me?
XPLR has adopted a procedure approved by the SEC called “householding.” Under this procedure, unitholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one package containing individual copies of the Notice for each unitholder of record at the common address. This procedure will reduce the volume of duplicate materials unitholders receive, conserve natural resources and reduce XPLR’s postage costs. Unitholders who participate in householding and request a full set of proxy materials will receive separate proxy cards.
If you are a unitholder of record and are eligible for householding, but you and other unitholders of record with whom you share an address currently receive multiple packages containing copies of the Notice or, if requested, proxy materials in paper form, or if you hold units in more than one account, and in either case you wish to receive only a single package for your household in the future, please contact Computershare in writing at Computershare Trust Company, N.A., P.O. Box 43006, Providence, RI 02940-3006 or by calling 877-373-6374. You may contact Computershare at the same mailing address or telephone number if you wish to revoke your consent to future householding mailings.
If your household receives only a single package containing a copy of the Notice or, if requested, the proxy materials, and you wish to receive a separate copy for each unitholder of record, please contact Broadridge toll-free at 1-866-540-7095, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and separate copies will be provided promptly.

Beneficial owners may request information about householding from their banks, brokers or other holders of record.
What are the Board’s recommendations?
Unless you give other instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:
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FOR election as directors of the four nominees specified in this proxy statement. (See Proposal 1)

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FOR ratification of appointment of Deloitte & Touche LLP as XPLR’s independent registered public accounting firm for 2025. (See Proposal 2)

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FOR approval, by non-binding advisory vote, of the compensation of XPLR’s named executive officers. (See Proposal 3)

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In accordance with the discretion of the persons acting pursuant to the proxy concerning such other business as may properly be brought before the annual meeting or any adjournment or postponement thereof.

What vote is required to approve the matters proposed?
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Election as directors of the four nominees specified in this proxy statement—A nominee for director will be elected to the Board if the votes cast for such nominee’s election by unitholders present in person or represented by proxy at the meeting and entitled to vote on the matter exceed the votes cast by such unitholders against such nominee’s election (a “Majority Vote”). If you are a beneficial owner, your broker is not permitted under New York Stock Exchange (“NYSE”) rules to vote your units on the election of directors if your broker does not receive voting instructions from you. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not considered votes cast, they will have no legal effect on the election of directors. Abstentions also are not considered votes cast and will have no legal effect on the election of directors. For a discussion of certain voting limitations applicable to the election of directors, please see “What are the voting rights of the holders of the Company’s units?” beginning on page 2.

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Ratification of appointment of Deloitte & Touche LLP as XPLR’s independent registered public accounting firm for 2025—The ratification of appointment of Deloitte & Touche LLP as XPLR’s independent registered public accounting firm for 2025 will be approved if the votes cast for the proposal represent a Majority Vote. Since brokers are permitted under NYSE rules to vote your units on this proposal even if your broker does not receive voting instructions from you, there are not expected to be broker non-votes on this proposal. Abstentions are not considered votes cast and will have no legal effect on whether this proposal is approved. In determining the votes cast, the General 10% of Votes Cast Cutback, as described under “How does the 10% of votes cast cutback apply to the other items of business at the annual meeting?” beginning on page 3, will apply to unitholders other than the NextEra Energy Group.

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Approval, by non-binding advisory vote, of the compensation of XPLR’s named executive officers—A Majority Vote is required to approve this non-binding advisory proposal. If your broker does not receive voting instructions from you, your broker is not permitted under NYSE rules to vote your units on this proposal. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not considered votes cast, they will have no legal effect on whether this proposal is approved. Abstentions also are not considered votes cast and will have no legal effect on whether this proposal is approved. The vote on this proposal is advisory and the result of the vote on this proposal will not be binding on the Company or the Board. However, the Board will consider the result of the vote when making future decisions regarding named executive officer (“NEO”) compensation. In determining the votes cast, the General 10% of Votes Cast Cutback, as described under “How does the 10% of votes cast cutback apply to the other items of business at the annual meeting?” beginning on page 3, will apply to unitholders other than the NextEra Energy Group.

Who pays for the solicitation of proxies?
XPLR is soliciting proxies and it will bear the expense of solicitation. Proxies will be solicited principally by mail and by electronic media, although directors, officers and employees of XPLR or its affiliates may solicit proxies personally, by telephone or by electronic means, but without compensation other than their regular compensation, if any. XPLR has retained D.F. King & Co., Inc. to assist it in the solicitation of proxies, for which D.F. King & Co., Inc. will be paid a fee of $12,500 plus reimbursement of out-of-pocket expenses. XPLR will reimburse custodians, nominees and other persons for their out-of-pocket expenses in sending the Notice and/or proxy materials to beneficial owners.

Could other matters be decided at the annual meeting?
At the date of printing of this proxy statement, the Board did not know of any matters to be submitted for action at the annual meeting other than those referred to in this proxy statement and does not intend to bring before the annual meeting any matter other than the proposals described in this proxy statement. If, however, other matters are properly brought before the annual meeting, or any adjourned or postponed meeting, your proxies include discretionary authority on the part of the individuals appointed to vote your units or act on those matters according to their discretion, including voting to adjourn or postpone the annual meeting one or more times to solicit additional proxies with respect to any proposal or for any other reason.

BUSINESS OF THE ANNUAL MEETING
Proposal 1: Election of the four nominees specified in this proxy statement as directors
The Board is currently composed of seven members. In accordance with our Sixth Amended and Restated Agreement of Limited Partnership (“Partnership Agreement”), four of the seven directors will be elected by unitholders at the annual meeting. The other three directors are appointed by our general partner, XPLR Infrastructure Partners GP, Inc. (the “general partner”), in its sole discretion.
The current directors are John W. Ketchum (Chairman), Susan D. Austin, Brian W. Bolster, Robert J. Byrne, Mark E. Hickson, Peter H. Kind and Rebecca J. Kujawa.
Upon the recommendation of the chief executive officer, the Board has nominated the four directors listed below for election as directors at the 2025 annual meeting (“Elected Directors”). Unless you specify otherwise in your voting instructions, your proxy will be voted FOR each of the Elected Directors. If any Elected Director becomes unavailable for election, which is not currently anticipated, proxies instructing a vote for that Elected Director may be voted for a substitute nominee selected by the Board.
The Board believes that the Board membership at its current size is appropriate because such a Board size facilitates substantive discussions among Board members, provides for sufficient staffing of Board committees and allows for contributions by directors having a broad range of skills, expertise, industry knowledge and diversity of opinion. Elected Directors serve until the next annual meeting of unitholders or until their respective successors are qualified and elected.
Director Qualifications. The Company’s Corporate Governance Principles & Guidelines, a copy of which is available on the Company’s website at http://www.investor.xplrinfrastructure.com, identifies Board membership qualifications, including experience, skills and attributes that are considered by the Board in recommending nominees for Board membership. The Board views itself as a cohesive whole consisting of members who together serve the interests of the Company and its unitholders. Qualifications, attributes and other factors considered by the Board in recommending director nominees include, but are not limited to, the following:
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integrity, competence, insight, creativity and dedication, together with the ability to work with colleagues while challenging one another to achieve superior performance;

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attainment of a prominent position in their field of endeavor;

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broad business experience;

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the ability to exercise sound business judgment;

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the ability to draw on experience relative to significant issues facing the Board and the Company;

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experience in the Company’s industry or in another industry or endeavor with practical application to the needs of the Company and the Board;

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sufficient time for preparation and participation in Board and committee meetings (including by limiting service on public company boards to no more than three additional boards);

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possession of attributes deemed appropriate given the then-current needs of the Board;

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contribution to the achievement of a mix of directors who represent a diversity of background and experience, including age, gender, race, ethnicity and specialized experience;

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independence as described in applicable listing standards, legislation and regulations and the Company’s Corporate Governance Principles & Guidelines; and

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whether the individual would be considered an “audit committee financial expert” or “financially literate” as described in applicable listing standards or regulations.

Information about each director appointed by our general partner and each director nominee is presented below and includes specific experience, qualifications, attributes and skills that led the general partner and Board to the conclusion that he or she should serve as a director. Overall, the directors appointed by our general partner and the Elected Directors represent a diverse mix of qualifications deemed beneficial to the formation of a cohesive and effective Board.

Directors Appointed by Our General Partner
The following directors were appointed by our general partner and serve a current term expiring on the date that their successors are qualified and appointed.
Brian W. Bolster
Biography
Mr. Bolster, 52, has served as a member of the XPLR Board since May 2024. He served as chief financial officer of XPLR from May 2024 to January 27, 2025. He has also served as executive vice president, finance and chief financial officer of NextEra Energy and as executive vice president, finance and chief financial officer of NextEra Energy’s rate-regulated utility Florida Power & Light Company since May 6, 2024. Mr. Bolster joined XPLR from Goldman Sachs & Co., LLC, a global investment banking, securities and investment management firm, following a nearly 25-year career at the firm. He was head of natural resources in the Americas with responsibility for the administration of investment banking across power, infrastructure, chemicals, energy, metals and mining. He joined the energy and power group at Goldman Sachs as an associate in 1999, was named managing director in 2007 and became a partner in 2012. Over his nearly two-and-a-half-decade career at Goldman Sachs, Mr. Bolster played an integral role in growing the firm’s natural resources business. He worked with teams across the firm to meet the unique needs of Goldman Sachs’ power, utilities and infrastructure clients, providing seamless cross border capabilities and connecting resources and products around the world.
Qualifications
Mr. Bolster’s qualifications to serve as a director include his experience in finance, investment banking and management gained through his 25-year career at Goldman Sachs, where he played an integral role in growing the firm’s natural resources business. He worked with teams across the firm to meet the unique needs of Goldman Sachs’ power, utilities and infrastructure clients, providing seamless cross border capabilities and connecting resources and products around the world. Mr. Bolster holds a Bachelor of Arts in government and an MBA and a Juris Doctor from Georgetown University.
Mark E. Hickson
Biography
Mr. Hickson, 58, has served as a member of the XPLR Board since its establishment in August 2017 and has served as executive vice president, strategy and corporate development of our general partner since February 2017. He served as executive vice president, strategy and corporate development of XPLR from August 2017 to January 27, 2025. He has served as executive vice president, corporate development and strategy of NextEra Energy since May 2022 and previously served as executive vice president, corporate development, strategy, quality and integration of NextEra Energy from May 2017 to May 2022. Prior to that, he served as senior vice president, corporate development, strategy, quality and integration of NextEra Energy from May 2016 to May 2017. Mr. Hickson previously served as vice president, strategy and corporate development of our general partner from March 2014 to February 2017 and senior vice president, corporate development and strategic initiatives of NextEra Energy from February 2015 to May 2016. From May 2012 to February 2015, he was vice president, strategy and corporate development of NextEra Energy. From 1997 to April 2012, Mr. Hickson served as managing director in Global Mergers and Acquisitions at Merrill Lynch & Co. Mr. Hickson served as a director of Fisker Inc., an electric vehicle automaker, from July 2020 until April 2024. He previously served on the board of our general partner from February 2015 until August 2017.
Qualifications
Mr. Hickson’s qualifications to serve as a director include his expertise in mergers, acquisitions and capital markets transactions gained through his current and prior positions. Mr. Hickson has a bachelor’s degree in aerospace engineering from Texas A&M University and an MBA from Columbia University, where he graduated with honors.
Rebecca J. Kujawa
Biography
Mrs. Kujawa, 49, has served as a member of the XPLR Board since March 2019. She served as president of XPLR from March 2022 until January 27, 2025. She served as a director of our general partner from March 2019 until March 2022. She previously served as chief financial officer of XPLR and our general partner from March 2019 until March 2022. Mrs. Kujawa has served as president and chief executive officer of NextEra Energy Resources, LLC, an indirect wholly owned subsidiary of NextEra Energy (“NextEra Energy Resources”) since March 2022. She served as executive vice president, finance and chief financial officer of NextEra Energy from March 2019 until March 2022. Previously, she was vice president, business management of NextEra Energy Resources from 2012 until March 2019. Mrs. Kujawa joined NextEra Energy in 2007 and has held various business and finance roles, including as the director of investor relations for NextEra Energy. Mrs. Kujawa also currently serves as a director of Nuclear Electric Insurance Limited (NEIL), an industry mutual insurance company.
Qualifications
Mrs. Kujawa’s qualifications to serve as a director include her experience in finance, risk management, business management, and energy marketing gained from her current and prior roles for subsidiaries of NextEra Energy as well as her experience as an equities and equity derivatives analyst prior to joining NextEra Energy. She also holds a Chartered Financial Analyst (CFA) designation. Mrs. Kujawa has a Bachelor of Arts degree in public policy studies from Duke University.
Director Nominees
The following Elected Directors currently serve as directors of the Board and have been nominated by the Board for election at the 2025 annual meeting. If elected, each Elected Director will serve until the next annual meeting of unitholders or until a successor Elected Director has been qualified and elected.
Susan D. Austin
Biography
Ms. Austin, 57, has served as a member of the XPLR Board since its establishment in August 2017. Ms. Austin has served as the chief financial officer of Grace Church School, a co-educational independent school in downtown Manhattan, New York City, since September 2019. She added the title of chief operating officer in July 2023. Prior to joining Grace Church School, Ms. Austin served as a senior managing director with Brock Capital LLC, an investment banking firm focusing on strategic and corporate advisory services, since October 2014. In addition, she served as vice chairman of Sheridan Broadcasting Corporation (“SBC”), a radio broadcasting company, until July 2017, where she served in various leadership capacities since joining the company in 2002 as vice president of strategic planning and treasurer. In 2004, Ms. Austin became president of the Sheridan Gospel Network and, in 2007, was named senior vice president and chief financial officer of SBC. She was promoted to vice chairman of SBC in July 2013. Prior to joining SBC, Ms. Austin spent 10 years in investment banking, specializing in telecommunications and media finance. Ms. Austin serves as an independent trustee or director of certain Prudential Insurance mutual funds (since 2011). She previously served on the board of our general partner from February 2015 until August 2017.
Qualifications
Ms. Austin’s qualifications to serve as a director include her expertise in strategic planning, treasury operations, finance and capital markets transactions through her current and prior positions. Ms. Austin has a Bachelor of Arts degree in mathematics from Harvard College and an MBA from Stanford University Graduate School of Business.
Robert J. Byrne
Biography
Mr. Byrne, 63, has served as a member of the XPLR Board since December 2018. He served as a director of Masonite International Corporation (“Masonite”) (NYSE: DOOR), one of the largest manufacturers of doors in the world, beginning in June 2009 and as chairman of the board from July 2010 until May 2024 when Masonite was acquired by Owens Corning (NYSE:OC). Since January 2019, Mr. Byrne has served as executive chairman of Source2, Inc., a privately held company specializing in providing recruiting assistance to middle market companies with high volume hiring needs. Since September 2024, Mr. Byrne has served as a director on the board of Total PowerGen Solutions, a private equity-owned company headquartered in Toronto, Canada that specializes in the service, sale and rental of emergency power systems. Previously, Mr. Byrne was the founder and served as president of Power Pro-Tech Services, Inc., which specialized in the installation, maintenance and repair of emergency power and solar photovoltaic power systems, from its founding in 2012 until it was sold in 2017 to PowerSecure. From 1999 to 2001, Mr. Byrne was executive vice president and chief financial officer of EPIK Communications, a start-up telecommunications company which merged with Progress Telecom in 2001 and was subsequently acquired by Level3 Communications. Having begun his career in investment banking, Mr. Byrne served as partner at Advent International, a global private equity firm, from 1997 to 1999 and immediately prior to that, from 1993 to 1997, served as a director of Orion Capital Partners. Mr. Byrne previously served as an independent director of the board of our general partner from July 2014 through April 2017.
Qualifications
Mr. Byrne’s qualifications to serve as a director include his expertise in the founding and managing of businesses in the electric power and telecommunications industries as well as his experience as the chairman of Masonite and as a former member of Masonite’s audit committee. Mr. Byrne has a bachelor’s degree, summa cum laude, from the Wharton School at the University of Pennsylvania and an MBA from Harvard Business School.
John W. Ketchum
Biography
Mr. Ketchum, 54, was appointed to the XPLR Board upon its establishment in August 2017 and has served on the board of our general partner since March 2022. He has been chairman of the NextEra Energy Board of Directors since July 2022, and president and chief executive officer and a director of NextEra Energy since March 2022. He also served as chief executive officer of XPLR from March 2022 to January 27, 2025. He has also served as chairman of NextEra Energy’s subsidiary, Florida Power & Light Company (which has no publicly traded stock) since February 2023. He previously served as president and chief executive officer of NextEra Energy Resources from March 2019 until March 2022. Mr. Ketchum also served as executive vice president, finance and chief financial officer of NextEra Energy from March 2016 until March 2019. Previously, Mr. Ketchum served as NextEra Energy’s senior vice president, finance from February 2015 to March 2016. From December 2013 to February 2015, he was senior vice president, business management and finance of NextEra Energy Resources and from December 2012 to December 2013, he was senior vice president, business management of NextEra Energy Resources. Mr. Ketchum served as vice president, general counsel & secretary of NextEra Energy Resources from June 2009 to December 2012. Mr. Ketchum joined NextEra Energy in 2002 and held various business, finance and legal roles prior to being named vice president, general counsel and secretary of NextEra Energy Resources. Prior to joining NextEra Energy in 2002, Mr. Ketchum served as corporate counsel to TECO Energy and as a corporate and securities law associate for Holland & Knight, LLP in Tampa, Florida. He began his career as a tax lawyer for Lathrop & Gage in Kansas City, Missouri, and, prior to that, worked in corporate banking. He also served as chief executive officer of our general partner since March 2022. Previously, he served as president of XPLR and our general partner from March 2019 until March 2022 and as chief financial officer of XPLR from August 2017 until March 2019 and our general partner from March 2016 until March 2019.
Qualifications
Mr. Ketchum’s qualifications to serve as a director include his extensive experience in operations, strategic planning, risk management and mergers and acquisitions gained through his current and prior positions. He also has experience in finance, financial reporting and management gained through his roles as the executive vice president, finance and chief financial officer and senior vice president, finance of NextEra Energy, among other roles. Mr. Ketchum also has experience leading a growing business as former president of NextEra Energy Resources and as NextEra Energy Resources’ former senior vice president, business management. He has a Bachelor of Arts degree in economics and finance, magna cum laude, from the University of Arizona and Master of Laws in taxation and Juris Doctor degrees from the University of Missouri—Kansas City School of Law. Mr. Ketchum also completed the Emerging CFO-Strategic Financial Leadership Program at Stanford University.
Peter H. Kind
Biography
Mr. Kind, 68, is executive director of Energy Infrastructure Advocates LLC, an independent financial and strategic advisory firm. From 2009 to 2011, Mr. Kind was a senior managing director of Macquarie Capital, an investment banking firm. From 2005 to 2009, Mr. Kind was a managing director of Bank of America Securities and group head of Power and Utility Investment Banking. Mr. Kind, a certified public accountant (“CPA”), also has experience in the audit of large public energy companies. He served as a director and chairman of the audit committee of the general partner of Enable Midstream Partners, LP, an owner, operator and developer of midstream energy infrastructure, from February 2014 until December 2021. He was appointed to the XPLR Board upon its establishment in August 2017 and previously served on the board of our general partner from July 2014 until August 2017.
Qualifications
Mr. Kind’s qualifications to serve as a director include his expertise in capital markets transactions and in public accounting and auditing in the energy industry gained through his current and prior positions. Mr. Kind has a Bachelor of Science degree in accounting from Iona College and an MBA from the NYU Stern School of Business. He is also a CPA.
Unless you specify otherwise in your voting instructions, your proxy will be voted FOR election of each of the four Elected Director nominees.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL FOUR NOMINEES

Proposal 2: Ratification of appointment of Deloitte & Touche LLP as XPLR’s independent registered public accounting firm for 2025
In accordance with the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the audit committee of the Board (“Audit Committee”) appoints the Company’s independent registered public accounting firm. It has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm to audit the accounts of XPLR and its subsidiaries, as well as to provide its opinion on the effectiveness of the Company’s internal control over financial reporting, for the fiscal year ending December 31, 2025. Although ratification is not required, the Board is submitting the selection of Deloitte & Touche to unitholders as a matter of good corporate practice. If the unitholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee, although the Audit Committee may nonetheless decide to continue the retention of Deloitte & Touche as the Company’s independent registered public accounting firm for 2025. Even if the appointment is ratified, the Audit Committee may, in its discretion, terminate the service of Deloitte & Touche at any time during the year if it determines that the appointment of a different independent registered public accounting firm would be in the best interests of XPLR and its unitholders. Representatives of Deloitte & Touche are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions from unitholders at the annual meeting.
Unless you specify otherwise in your voting instructions, your proxy will be voted FOR ratification of appointment of Deloitte & Touche as XPLR’s independent registered public accounting firm for 2025.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS XPLR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

Proposal 3: Approval, by non-binding advisory vote, of the compensation of XPLR’s named executive officers
The Company is asking unitholders to cast an advisory vote on the compensation of the Company’s NEOs, which is commonly called a “say-on-pay” vote. The advisory vote, which is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is to approve the compensation of the Company’s NEOs as described under the “Compensation Discussion & Analysis” section of this proxy statement (beginning on page 26). Although this vote is not binding, it will provide information to the Board regarding investor sentiment about the Company’s executive compensation philosophy, policies and practices, which the Board will consider when making future determinations regarding NEO compensation. The Company currently plans to give unitholders the opportunity to cast an advisory vote on this matter every year, so that, following the vote on this proposal, the next opportunity will occur in connection with the Company’s 2026 annual meeting of unitholders.
The Company’s NEOs did not receive any compensation from the Company in 2024. All of the NEOs of the Company in 2024 were also employees of the NextEra Energy Group. The NextEra Energy Group compensated these officers for the performance of their duties as employees of the NextEra Energy Group, which includes managing the Company. The NextEra Energy Group did not allocate this compensation between services for the Company and services for the NextEra Energy Group. The Company’s NEOs in 2024 did not receive any additional compensation for their services to the Company’s business. No portion of the management fee for 2024 that the Company paid to the NextEra Energy Group was allocated to executive officer compensation. All compensation for our NEOs during 2024, including the portion that was fixed and variable, was paid by the NextEra Energy Group as part of its 2024 executive compensation program and will be disclosed in NextEra Energy’s 2025 proxy statement, expected to be filed late March or early April 2025.
The Company asks unitholders to approve this proposal by approving the following non-binding resolution:
RESOLVED, that the unitholders of XPLR Infrastructure, LP approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as described in the XPLR Infrastructure, LP proxy statement for the 2025 annual meeting of unitholders, including the Compensation Discussion & Analysis section.
Unless you specify otherwise in your voting instructions, your proxy will be voted FOR approval, by non-binding advisory vote, of the compensation of XPLR’s NEOs.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL, BY NON-BINDING ADVISORY VOTE, OF THE COMPENSATION OF XPLR’s NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

INFORMATION ABOUT XPLR AND MANAGEMENT
Unit Ownership of Certain Beneficial Owners and Management
The following table shows the beneficial ownership of XPLR units as of February 24, 2025 by the only persons known by the Company to own beneficially more than 5% of any class of the outstanding units based on the units outstanding on February 24, 2025:
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Special Voting Units	NextEra Energy, Inc. 700 Universe Blvd. Juno Beach, FL 33408(1)	98,781,831	100%
Common Units	NextEra Energy, Inc. 700 Universe Blvd. Juno Beach, FL 33408(1)	2,337,882	1.21%

(1)
NextEra Energy Equity Partners, LP (“NEE Equity”), which is indirectly, wholly owned by NextEra Energy, holds non-economic special voting units that provide NEE Equity with an aggregate number of votes on certain matters that may be submitted for a vote of XPLR’s unitholders that is equal to the aggregate number of common units of XPLR Infrastructure Operating Partners, LP (“XPLR OpCo”) held by NEE Equity on the relevant record date. As of February 24, 2025, NEE Equity held 98,781,831 special voting units, and another subsidiary of NextEra Energy owned 2,337,882 common units. In the aggregate, the special voting units and common units held by subsidiaries of NextEra Energy represent approximately 52.5% of outstanding voting power. See pages 2 – 4 for a description of certain limitations on the voting rights.

The table below shows the number of XPLR units beneficially owned as of February 24, 2025 by each of XPLR’s directors and each NEO, as well as the number of units beneficially owned by all of XPLR’s directors and NEOs as a group. As of February 24, 2025, each individual beneficially owned less than 1%, and all directors and NEOs as a group beneficially owned less than 1%, of XPLR units. No units are pledged as security.
Name	Units Beneficially Owned
	Units Owned	Units Which May Be Acquired Within 60 Days	Total Units Beneficially Owned
Susan D. Austin	46,580	0	46,580
Brian W. Bolster	0	0	0
Robert J. Byrne	54,297	0	54,297
Jessica Geoffroy	7,191	0	7,191
Mark E. Hickson	25,804	0	25,804
John W. Ketchum	150,256	0	150,256
Peter H. Kind	56,760	0	56,760
Rebecca J. Kujawa	32,342	0	32,342
Alan Liu	65,922	0	65,922
All directors and NEOs as a group (9 persons)	439,152	0	439,152
The Company’s Securities Trading Policy
The Company has adopted the NextEra Energy Securities Trading Policy as its own Securities Trading Policy (the “Trading Policy”). The Trading Policy prohibits hedging transactions with respect to securities of the Company. The Trading Policy provides in relevant part as follows: “Additional Prohibited Transactions. The Company considers it improper and inappropriate for any Company insider to engage in short-term or speculative transactions in the Company’s securities. It therefore is the Company’s policy that insiders may not engage in any of the following transactions: … Hedging Transactions. Certain forms of hedging or monetization transactions with respect to the Company’s securities, such as prepaid variable forwards, equity swaps and collars, allow an insider to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the insider to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the insider may no longer have the same objectives as the Company’s other shareholders. Therefore, these transactions are prohibited under this Policy….” The full text of the Trading Policy is available at www.xplrinfrastructure.com.

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Principles & Guidelines/Code of Ethics
The Company’s Corporate Governance Principles & Guidelines, Code of Business Conduct & Ethics and Code of Ethics for Senior Executive and Financial Officers cover a wide range of business practices and procedures. The Corporate Governance Principles & Guidelines, Code of Business Conduct & Ethics and Code of Ethics for Senior Executive and Financial Officers were approved by the Board. The Code of Ethics for Senior Executive and Financial Officers applies to XPLR’s chief executive officer, chief financial officer and controller . The Code of Business Conduct & Ethics applies to all representatives of XPLR and its subsidiaries, including directors, officers and employees. The Corporate Governance Principles & Guidelines, Code of Business Conduct & Ethics and Code of Ethics for Senior Executive and Financial Officers are available on the Company’s website at www.xplrinfrastructure.com. Any amendments or waivers of the Code of Ethics for Senior Executive and Financial Officers that are required to be disclosed to unitholders under SEC rules will be disclosed on the Company’s website at the address listed above. The Company will provide a printed copy of its Code of Business Conduct & Ethics upon request by a unitholder to the Corporate Secretary of the Company by mail or courier service c/o XPLR Infrastructure, LP, 700 Universe Boulevard, Juno Beach, Florida 33408, Attn: Corporate Secretary. In October 2024, the Corporate Governance Principles & Guidelines were amended in order to update the time commitment expectations and process for conflict-of-interest assessment for directors. In February 2025, the following governance documents were amended to reflect changes associated with the new company name, officer changes and certain other changes: (1) Corporate Governance Principles & Guidelines; (2) Code of Business Conduct & Ethics, including cover page; (3) code of Ethics for Senior Executive and Financial Officers; (4) conflicts Committee Charter; (5) Audit Committee Charter; and (6) Securities Trading Policy, including cover page.
Director Independence
The NYSE does not require a listed publicly traded limited partnership, such as the Company, to have a majority of independent directors on the board. Notwithstanding the foregoing, the Board conducts an annual review regarding the independence from the Company of each of its members and, in addition, assesses the independence of any new member at the time that the new member is considered for appointment to or nomination for election to the Board. The Board considers all relevant facts and circumstances and uses the criteria set forth in the NYSE corporate governance independence standards (the “NYSE standards”), which are the applicable standards under SEC rules, to assess director independence. These standards also are set forth or referred to in the Corporate Governance Principles & Guidelines, which are available on the Company’s website at www.xplrinfrastructure.com. In order to determine that a director is independent, the Board must affirmatively determine that the director has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). When assessing the materiality of a director’s relationship (if any) with the Company, the Board considers materiality both from the standpoint of the director and from the standpoint of persons or organizations with which the director has an affiliation. Material relationships for this purpose may include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.
The NYSE standards and Rule 10A-3 under the Exchange Act include an additional requirement that members of the Audit Committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their compensation for service as a director.
Based on its review conducted in accordance with the Company’s Corporate Governance Principles & Guidelines and the NYSE standards, the Board determined that Susan D. Austin, Robert J. Byrne and Peter H. Kind, constituting all three non-employee directors of XPLR, are independent under the Company’s Corporate Governance Principles & Guidelines and the NYSE standards (including the separate Audit Committee standards).
Board Leadership Structure
As set forth in the Company’s Corporate Governance Principles & Guidelines, the Board believes that the decision as to who should serve as chairman of the Company’s Board (“Chairman”) and as chief executive officer, and whether the offices should be combined or separate, is properly the responsibility of the Board, to be exercised from time to time in appropriate consideration of the Company’s then-existing characteristics or circumstances.
Executive sessions of XPLR’s independent directors are regularly scheduled. The chairman of the Audit Committee chairs the Board executive sessions and thereafter provides feedback to the Chairman. The Board believes that having regular

Board executive sessions, three independent directors and the corporate governance structures and processes described in this proxy statement allow the Board to maintain effective oversight of management. Committee executive sessions are chaired by the committee chairs, all of whom are independent directors. The Board does not have a lead director.
Board Role in Risk Oversight
In accordance with the Company’s Corporate Governance Principles & Guidelines, the Board reviews material risks facing the Company and oversees the Company’s risk management practices.
Although it is the job of management to assess and manage the Company’s risks, the Board and its Audit Committee (each where applicable) discuss the guidelines and policies that govern the process by which risk assessment and management is undertaken and evaluate reports from various functions with the management team on risk assessment and management. The Board interfaces regularly with management and receives periodic reports that include updates on financial, legal and other risk management matters.
The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements. The Audit Committee also reviews and assesses the performance of the Company’s internal audit function and its independent auditors. In accordance with the Audit Committee’s Charter, to the extent required or as it deems appropriate, the Audit Committee discusses with management the Company’s policies with respect to risk assessment and risk management, reviews and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures and ensures that risks identified from time to time as major risks are reviewed by the Board. In addition, the Board receives regular reports from the Audit Committee.
Director Meetings and Attendance
The Board and its committees meet on a regular schedule and also hold special meetings from time to time. The Board met seven times in 2024. All current directors attended 100% of the Board meetings and meetings of the committees on which they served during 2024.
The Company currently does not have a policy with regard to director attendance at the annual meeting of unitholders. All seven directors who were directors at the time of the 2024 annual meeting of unitholders attended the 2024 annual meeting of unitholders. Mr. Bolster was appointed as a director of XPLR in May 2024.
Board Committees
The standing committees of the Board are the Audit Committee and the Conflicts Committee. Each committee regularly reports its activities and actions to the full Board, generally at the next Board meeting following the committee meeting. Each of the committees operates under a written charter approved by the Board and the Audit Committee conducts an annual evaluation of its performance. Additionally, the Board as a whole conducts a self-assessment annually. The charter of the Audit Committee is required to comply with the NYSE corporate governance requirements. There are no NYSE requirements for the charter of the Conflicts Committee. The current membership and functions of the committees are described below.
Compensation Committee
Because the Company is a limited partnership, it is not required by the rules of the NYSE to have a compensation committee. The Company does not currently have a compensation committee. The Company did not pay for any compensation for its executive officers in 2024. All of the executive officers of the Company in 2024 were also employees of the NextEra Energy Group. All compensation for the Company’s executive officers during 2024, including the portion that was fixed and variable, was paid by the NextEra Energy Group as part of NextEra Energy’s 2024 executive compensation program to compensate these officers for the performance of their duties as employees of the NextEra Energy Group, which included managing the Company. NextEra Energy does not allocate this compensation between services for the Company and services for the NextEra Energy Group. The compensation paid to the Company’s executive officers in 2024 was approved by the independent directors of NextEra Energy’s compensation committee. The Company’s executive officers in 2024 did not receive any additional compensation for their services to the Company’s business. If any compensation is to be paid by the Company to the Company’s executive officers, it will be reviewed and approved by the Board, because it performs the functions of a compensation committee if and when such committee is needed.

Compensation Committee Interlocks and Insider Participation
As discussed above, the Company does not have a compensation committee. Any compensation to be paid by the Company to the Company’s executive officers will be reviewed and approved by the Board because it performs the functions of a compensation committee if and when such committee is needed. During the year ended December 31, 2024, none of the directors or executive officers of the Company served as a member of a compensation committee or as a director of another entity that has, or has had, an executive officer who served as a member of the Board, except that Mr. Ketchum, the Chairman and Chief Executive Officer of the Company during 2024, also served as chairman of the board of NextEra Energy in the same period.
Nominating Committee
Because the Company is a limited partnership, it is not required by the rules of the NYSE to have a nominating committee. All functions of a nominating committee are performed by the Board as a whole, including consideration of director nominees. Additionally, unitholders elect a majority of the Board, and unitholders also have substantial proxy access rights to nominate up to four directors for inclusion in the Company’s proxy materials, as further discussed under “Proxy Access Unitholder Nominees.”
Audit Committee
The Board has an Audit Committee composed of Messrs. Byrne (Chair) and Kind and Ms. Austin, each of whom satisfy the NYSE standards and the Exchange Act independence standards. These standards also are set forth or referred to in the Corporate Governance Principles & Guidelines, which are available on the Company’s website at www.xplrinfrastructure.com. The Board has determined that each member of the Audit Committee satisfies the “financial literacy” standard of the NYSE and each of them also qualifies as an “audit committee financial expert” as such term is defined under the SEC’s regulations. The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements and the Company’s compliance with related legal and regulatory requirements, corporate policies and controls. The Audit Committee has the sole authority to retain and terminate the Company’s independent registered public accounting firm, approve all auditing services and related fees and the terms thereof and pre-approve any non-audit services to be rendered by the Company’s independent registered public accounting firm. The Audit Committee is also responsible for confirming the independence and objectivity of the Company’s independent registered public accounting firm and for establishing procedures for the receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee conducts an annual self-evaluation. The Audit Committee met five times in 2024. A more detailed description of the Audit Committee’s duties and responsibilities is contained in the Audit Committee charter, which is available on the Company’s website at www. xplrinfrastructure.com.
Conflicts Committee
The Conflicts Committee is composed of Messrs. Kind (Chair) and Byrne and Ms. Austin. The Conflicts Committee determines if the resolution of any conflict of interest referred to it is in the best interests of the Company and its unitholders. The charter of the Conflicts Committee provides that the members of the committee may not be officers or employees of XPLR or its general partner or directors, officers or employees of their affiliates, may not hold an ownership interest in XPLR’s general partner or its affiliates other than XPLR common units, including common units or awards under any long-term incentive plan, equity compensation plan or similar plan implemented by the Company, and must meet the independence standards established by the NYSE and the Exchange Act to serve on an audit committee of a board of directors. Any matters approved by the Conflicts Committee in good faith will be deemed to be approved by all of the Company’s unitholders and not to be a breach of any duties owed to the unitholders by XPLR, its general partner or the Board. A more detailed description of the Conflicts Committee’s duties and responsibilities is contained in the Conflicts Committee charter, which is available on the Company’s website at www.xplrinfrastructure.com.
Consideration of Director Nominees
Proxy Access Unitholder Nominees
Pursuant to the Partnership Agreement, a holder (or a group of up to 20 unitholders) owning units representing at least 10% of the voting power, including common units and special voting units, of the Company continuously for the relevant holding period may nominate and include in the Company’s proxy statement up to two directors (“Proxy Access Directors”). No more than four Proxy Access Directors are permitted to be included each year in the Company’s proxy materials. Unless a shorter holding period is specified by the Board, the holding period for the 2026 annual meeting is three years. Notice of Proxy Access Director nominees for the 2026 annual meeting of unitholders should be addressed to the Corporate Secretary, XPLR Infrastructure, LP, P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420 and must be received no earlier than November 5, 2025 and no later than the close of business on December 5, 2025. In the event that the 2026 annual meeting is more than 30 days earlier or more than 60 days later than the anniversary date of the 2025 annual meeting, the notice of Proxy Access Director nominees must be received on the later of the close of business on the 120th day prior to the date of the 2026 annual meeting or the 10th day following the Company’s first public announcement of the date of the 2026 annual meeting. The proxy access mechanism is the exclusive means through which a common unitholder may nominate a candidate for election to the Board. The complete proxy access requirements are set forth in the Partnership Agreement, a copy of which is available at www.xplrinfrastructure.com.
In addition to satisfying the foregoing requirements under the Partnership Agreement, to comply with the universal proxy rules under Rule 14a-19 of the Exchange Act, unitholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no later than February 21, 2026.
Director Qualifications
In addition to the qualifications for directors set forth under Proposal 1, no person will be considered for Board membership who is an employee or director of a business in significant competition with the Company or of a major or potentially-major customer, supplier, contractor, counselor or consultant of the Company, or an executive officer of a business where a Company director serves on the board of such other business.
Generally, no person who has attained the age of 72 years by the date of election is eligible for election as a director. However, the Board may, by unanimous action (excluding the affected director), extend a director’s eligibility for one or two additional years.
Identifying and Evaluating Nominees for Directors
Candidates may come to the attention of the Board through current Board members, professional search firms, unitholders or other persons. Candidates are evaluated at regular or special meetings of the Board and may be considered at any time during the year. The Board considers all nominee recommendations, including those from unitholders, in the same manner when determining candidates for the Board. If any materials are provided by a unitholder in connection with the recommendation of a director candidate, such materials are provided to the Board. In evaluating nominations, the Board seeks to achieve a diverse balance of knowledge, experience and capability. For additional information about the process for nominating and electing directors, see “Proxy Access Unitholder Nominees” and “Director Qualifications” above and as set forth under Proposal 1.
Communications with the Board
The Board has established procedures by which unitholders and other interested parties may communicate with the Board, any Board committee or any director. Such parties may write to one or more of the directors, care of Corporate Secretary, XPLR Infrastructure, LP, P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408. They may also write to any member of the Audit Committee with a concern under the Company’s Code of Business Conduct & Ethics at the same address.
The Board has instructed the Company’s corporate secretary to assist the Board in reviewing all written communications to the Board, any Board committee or any director as follows:
(1)
Complaints or similar communications regarding accounting, internal accounting controls or auditing matters will be handled in accordance with the XPLR Infrastructure, LP Procedures for Receipt, Retention and Treatment of Complaints and Concerns Regarding Accounting, Internal Accounting Controls or Auditing Matters.

(2)
All other legitimate communications related to the duties and responsibilities of the Board or any committee will be promptly forwarded by the corporate secretary to the applicable directors, including, as appropriate under the circumstances, the Chairman and/or the appropriate committee chair.

(3)
All other unitholder, customer, vendor, employee and other complaints, concerns and communications will be handled by management, with Board involvement as advisable with respect to those matters that management reasonably concludes to be significant.

Communications that are of a personal nature or not related to the duties and responsibilities of the Board, that are unduly hostile, threatening, illegal or similarly inappropriate or unsuitable, that are conclusory or vague in nature, or that are surveys, junk mail, resumes, service or product inquiries, complaints, business solicitations or advertisements, generally will not be forwarded to any director unless the director otherwise requests or the corporate secretary determines otherwise.
Procedures for Review, Approval and Ratification of Related Person Transactions
The Conflicts Committee of the Board reviews and approves related person transactions to the extent required by the Partnership Agreement or to the extent that the Board seeks the approval of the Conflicts Committee.
The management of the Company is charged with primary responsibility for determining whether, based on the facts and circumstances, a proposed transaction is a related person transaction. For the purposes of this determination, (1) a related person includes any director or executive officer of the Company, any nominee for director of the Company, any unitholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member of any such person and (2) a related person transaction includes any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.
If, after weighing all of the facts and circumstances, management determines that a proposed transaction is a related person transaction, management must present the proposed transaction to the Board for review or, if impracticable under the circumstances, to the Chairman. The Board must then either approve or reject the transaction. The Board may, but is not required to, seek the approval of the Conflicts Committee for the resolution of any related person transaction.
In addition, certain transactions must be referred to the Conflicts Committee pursuant to the terms of the Company’s Partnership Agreement and the Conflicts Committee’s charter. The Partnership Agreement and the Conflicts Committee’s charter are available on the Company’s website at www.xplrinfrastructure.com.
Transactions with Related Persons
NEE Equity, a wholly owned subsidiary of NextEra Energy, owns all of the Company’s special voting units and a majority of the common units of XPLR OpCo, which indirectly owns the Company’s projects. The Company owns the balance of outstanding XPLR OpCo common units.
The following is a summary of certain transactions between the Company and the NextEra Energy Group for 2024.
Amended and Restated Management Services Agreement
The Company, XPLR OpCo and XPLR Infrastructure Operating Partners GP, LLC, which is XPLR OpCo’s general partner (“XPLR OpCo GP”), are parties to a Fifth Amended and Restated Management Services Agreement with NextEra Energy Management Partners, LP (“NEE Management”), under which:
•
NEE Management provides or arranges for the provision of management, operations and administrative services to the Company and its subsidiaries under the direction of the Board, including managing their day-to-day affairs and providing individuals to act as executive officers and directors, to the extent such services are not otherwise provided under operation and maintenance services agreements and administrative service agreements (“ASAs”) between affiliates of NextEra Energy and the Company’s subsidiaries; and

•
XPLR OpCo pays, on the Company’s behalf, all operations and maintenance services fees or other expenses the Company or its subsidiaries incur.

Under the MSA, among other restrictions, NEE Management, its subsidiaries and any other entity or individual that NEE Management has arranged to provide services to the Company and its subsidiaries, are required to refrain from taking any action that, to NEE Management’s knowledge, at the time such action is taken, is intended to materially conflict with or directly contravene any resolution or other determination of the Board, in each case relating to the following significant activities of the Company:

•
establishing and approving the Company’s annual operating budget;

•
evaluating and approving capital decisions;

•
evaluating and approving debt and equity financing decisions;

•
assessing and approving quarterly cash distributions to unitholders; and

•
analyzing and approving related party transactions among NEE Management, its subsidiaries and any other entity or individual that NEE Management has arranged to provide services to the Company and its subsidiaries.

XPLR OpCo pays NEE Management an annual management fee equal to the greater of (1) 1% of the sum of XPLR OpCo’s net income plus interest expense, income tax expense and depreciation and amortization expense less certain non-cash, non-recurring items for the most recently ended fiscal year (calculated prior to the deduction of such fee and other fees paid under the MSA, such amount the “calculated fee”) and (2) $4.0 million (adjusted for inflation beginning in 2016). The management fee is paid in quarterly installments of $1.0 million (adjusted for inflation beginning in 2016) with an additional payment each January to the extent the calculated fee exceeds $4.0 million in the prior fiscal year (adjusted for inflation beginning in 2016). NEE Management is also entitled to receive an incentive distribution right fee (“IDR fee”) based on the hypothetical amount of distributions XPLR OpCo would be able to make to its common unitholders without giving effect to the IDR fee as an operating expense. In June 2022, the MSA was amended to cap the IDR fee paid by the Company at $39.25 million per quarter ($157 million per year) if quarterly distributions to XPLR OpCo unitholders are at or above $0.7625 ($3.05 on an annualized basis) per XPLR OpCo common unit. If quarterly distributions to XPLR OpCo unitholders are less than the $0.7625 threshold, then the IDR fee structure described in Part II, Item 5 of the 2021 Form 10-K will apply. In May 2023, NEE Management’s right to receive the IDR fee under the MSA was suspended in respect of each calendar quarter beginning with the IDR fee related to the period commencing on (and including) January 1, 2023 and expiring on (and including) December 31, 2026. Absent the IDR fee suspension, the IDR fee payments to NEE Management under the MSA will continue for so long as XPLR OpCo’s partnership agreement remains in effect, even if the MSA otherwise terminates in accordance with its terms. For the year ended December 31, 2024, XPLR OpCo recorded a total of approximately $7.7 million in expense under the MSA.
Operation and Maintenance (“O&M”) Services Agreements
For 2024, Company project entities were a party to 61 wind, 30 solar and one storage O&M services agreements with NextEra Energy Operating Services, LLC or another subsidiary of NextEra Energy Resources (together, “NEOS”). Under each O&M services agreement, NEOS provides customary day-to-day O&M services. NEOS is required to provide each project entity with a proposed annual budget for its review prior to the beginning of each operating year, which budget will be agreed upon between NEOS and the project entity. Each wind O&M services agreement, solar O&M services agreement, and storage O&M services agreement has a term range between 20 to 30 years, 25 to 30 years, and 30 years, respectively, which will be automatically extended for an additional five-year period unless the applicable project entity provides three months written notice prior to the end of the initial term to NEOS that it does not wish the term to be extended. Each O&M services agreement contains customary termination provisions.
In consideration for the performance of O&M services under the agreements, the Company pays a fixed annual fee paid in monthly installments. The annual fee for each project generally ranges between $800 to $3,100 (wind), $1,500 to $1,545 (solar), and $2,500 (storage) (excluding annual inflation adjustments) for each megawatt (“MW”) of nameplate capacity for the first year of the term of the applicable O&M services agreement and is adjusted annually based on the U.S. Consumer Price Index (“U.S. CPI”). In addition to the fixed annual fee, NEOS is entitled to be reimbursed for those reasonable and actual direct costs that are incurred by NEOS in the performance of its duties. Each O&M services agreement also requires that the applicable project entity provide, or pay for costs incurred by NEOS in providing, utility services to the project.
In connection with these agreements, the Company project entities recorded for 2024 aggregate expense of approximately $51.6 million, net of credits allocated by NEOS in respect of unplanned O&M costs.
Administrative Services Agreements (“ASA”)
For 2024, 104 Company project entities were a party to an ASA (“Project ASA”) with NextEra Energy Resources or one of its subsidiaries, pursuant to which NextEra Energy Resources or its subsidiary provided customary administrative services for the projects. Upon the expiration of the applicable initial term, each Project ASA will be extended for an additional five-year period unless the applicable entity informs NextEra Energy Resources in writing that it does not intend to extend the term of the agreement. Each Project ASA contains customary termination provisions.

In consideration for the performance of the administrative services, the Company pays an annual fee, which is the full and complete compensation for all costs incurred by NextEra Energy Resources in performing administrative services, except for its out of pocket expenses, for which it is entitled to reimbursement from the applicable entity. In connection with these agreements, the Company project entities recorded for 2024 aggregate expense of approximately $89.8 million.
Energy Management Agreements (“EMA”)
For 2024, 19 Company project entities were a party to an EMA with NextEra Energy Marketing, LLC (“NEM”), a subsidiary of NextEra Energy Resources, pursuant to which NEM acted as the agent of the project entities with respect to sales of energy, capacity and environmental attributes. In connection with these agreements, the Company project entities recorded for 2024 aggregate expense of approximately $1.7 million.
Genesis Technical Support and Services Agreement
Genesis Solar, LLC (“Genesis Solar”), a subsidiary of XPLR OpCo, is a party to a Technical Support and Services Agreement with NextEra Energy Resources (“GTSSA”), pursuant to which NextEra Energy Resources provides or arranges for third parties to provide specified services to Genesis Solar, including project siting, development, engineering, construction and construction management services. The agreement may be terminated by either party at any time by giving the other party prior written notice of the effective date of the termination. In connection with this agreement, Genesis Solar recorded for 2024 expense of approximately $0.4 million.
Amended and Restated Cash Sweep and Credit Support Agreement
XPLR OpCo and NextEra Energy Resources are parties to a Second Amended and Restated Cash Sweep and Credit Support Agreement, dated February 17, 2025 (the “CSCS Agreement”), under which:
•
NextEra Energy Resources provides certain credit support on behalf of the Company’s subsidiaries’ existing projects and, upon XPLR OpCo’s request and at NextEra Energy Resources’ option, may agree to provide certain credit support on behalf of any future project subsidiaries of the Company on similar terms, and XPLR OpCo will reimburse NextEra Energy Resources to the extent NextEra Energy Resources or its affiliates are required to make payments under such credit support or to post cash collateral, subject to certain exceptions; and

•
when the projects in the Company’s portfolio receive revenues or when XPLR OpCo receives distributions from the Company’s subsidiaries, NextEra Energy Resources or one of its affiliates may borrow excess funds from the Company’s subsidiaries, including XPLR OpCo, and hold such funds in an account of NextEra Energy Resources or one of its affiliates for the benefit of NextEra Energy Resources and its affiliates until such funds are required by the Company or its subsidiaries to fund distributions or pay the Company’s subsidiaries’ expenses or until XPLR OpCo otherwise demands the return of such funds. If NextEra Energy Resources or one of its affiliates realizes any earnings on the withdrawn funds prior to the return of such funds, it will be permitted to retain those earnings except as otherwise agreed upon with XPLR OpCo.

XPLR OpCo pays NextEra Energy Resources an annual credit support fee that is based on NextEra Energy’s borrowing costs, subject to adjustment. The fee is calculated as a fixed percentage of the aggregate amount of continuing credit support provided by NextEra Energy Resources or its affiliates to the Company’s subsidiaries, excluding credit support for which the Company’s subsidiaries do not have reimbursement obligations. If the aggregate amount of such credit support by NextEra Energy Resources or its affiliates increases or decreases, the credit support fee is adjusted accordingly as determined in good faith by NextEra Energy Resources.
The term of the CSCS Agreement is for ten years from July 1, 2014 and will automatically renew for successive five-year periods unless XPLR OpCo or NextEra Energy Resources provides written notice that it does not wish to renew the agreement. However, in certain limited circumstances, XPLR OpCo is permitted to terminate the CSCS Agreement prior to the expiration of its term upon 90-days prior written notice. In certain limited circumstances, NextEra Energy Resources is permitted to terminate the CSCS Agreement upon 180-days prior written notice.
The Company recorded for 2024 expense of approximately $8.2 million pursuant to this agreement, as well as interest income of approximately $35.6 million in connection with the temporary withdrawal by NextEra Energy Resources of proceeds related to the Company’s December 2023 sale of its Texas pipeline assets.

Development and Construction Services and Other
NextEra Energy Resources or its affiliates for 2024 also provided development, construction and other services to Company project entities, including pursuant to a Construction Management and Equipment Supply Agreement, between XPLR OpCo and affiliates of NextEra Energy Resources, pursuant to which the NextEra Energy Resources affiliates provide or arrange for other service providers to provide development and construction management services with respect to the construction, alteration or repowering of wind, solar and other electricity generating facilities, including the procurement and supply of equipment and materials. The agreement was amended and restated effective September 2024 primarily to affirm the terms and conditions pursuant to which up to a maximum amount of wind projects (specified in terms of megawatts) of Company project entities may be repowered through 2027. Under the amendment, up to 2,400 megawatts of wind turbines may be repowered through 2027, pursuant to which the NextEra Energy Resources affiliates would earn, with respect to any repowering approved by the applicable governance policies of XPLR OpCo, a development fee of $50 per kilowatt of nameplate capacity of turbines repowered, upon commercial operation of such repowering. In addition to the transactions described above “Development and Construction Services and Other,” Company project entities capitalized costs of approximately $103.1 million for development, construction management and associated services by NextEra Energy Resources affiliates, including pursuant to this agreement and primarily in connection with wind repowerings. An affiliate of NextEra Energy Resources also during 2024 purchased a partial ownership interest in interconnection facilities owned by a Company project entity for approximately $1.8 million.
Executive Officers
The executive officers of the Company as of March 5, 2025 are as follows:
Name	Age	Position(1)
Alan Liu(2)	42	President and Chief Executive Officer
Jessica Geoffroy(3)	38	Chief Financial Officer

(1)
The executive officers are appointed annually by the Board.

(2)
President and chief executive officer since January 27, 2025. Mr. Liu joined NextEra Energy in 2021. Prior to his most recent appointment, Mr. Liu served as vice president of XPLR from September 2024. From May 2022 to September 2024, he was executive director of risk management of NextEra Energy. From April 2021 to May 2022, Mr. Liu was a senior director in corporate development at NextEra Energy. Prior to joining NextEra Energy, Mr. Liu served with Goldman Sachs, a global investment banking, securities and investment management firm, in various positions, most recently as managing director in investment banking, a position which he held from January 2018 until April 2021.

(3)
Chief financial officer since January 27, 2025. Ms. Geoffroy joined NextEra Energy in 2018. Since May 2024, she has served in the energy marketing and trading business of NextEra Energy Resources as an executive director of origination. From March 2023 to May 2024, Ms. Geoffroy served as an executive director of an investment subsidiary of NextEra Energy. From September 2020 to March 2023, she was a director of investor relations for both NextEra Energy and XPLR. From February 2018 to September 2020, Ms. Geoffroy served as a director and senior director of finance for XPLR.

AUDIT-RELATED MATTERS
Audit Committee Report
The Audit Committee submits the following report for 2024:
In accordance with the written Audit Committee Charter, the Audit Committee of the Company (the “Audit Committee”) assists the Board of Directors (“Board”) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee meets and discusses, among other things, the interim financial information contained in each quarterly earnings announcement with the chief financial officer, the principal accounting officer and the independent registered public accounting firm prior to public release.
As specified in the Audit Committee charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s independent registered public accounting firm and management. In discharging the duties of the Audit Committee, the Audit Committee has relied on (1) management’s representations to us that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (2) the report of the independent registered public accounting firm with respect to such financial statements.
The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees,” and discussed and reviewed the results of the firm’s audit of the Company’s financial statements. The Audit Committee also discussed the results of the internal audit examinations.
The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence. The Audit Committee also reviewed any relationships that may affect the objectivity and independence of the independent registered public accounting firm and satisfied itself as to the firm’s independence and discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, resources and staffing. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.
The Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2024 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements.
Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the Securities and Exchange Commission.
In addition, and in accordance with its Audit Committee charter, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm management’s internal control report, management’s assessment of the internal control structure and procedures of the Company for financial reporting and the independent registered public accounting firm’s opinion on the effectiveness of the Company’s internal control over financial reporting, all as required to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Respectfully submitted,
Robert J. Byrne, Chair
Susan D. Austin
Peter H. Kind

Fees Paid to Deloitte & Touche
The following table presents fees billed for professional services rendered by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for the fiscal years ended December 31, 2024 and 2023.
	2024	2023
Audit Fees(1)	$ 2,123,000	$ 2,507,000
Audit-Related Fees(2)	2,503,000	2,690,000
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$ 4,626,000	$ 5,197,000

(1)
Audit fees consist of fees billed for professional services rendered for the audit of XPLR’s annual consolidated financial statements for the fiscal year, the reviews of the financial statements included in Quarterly Reports on Form 10-Q during the fiscal year, the audit of effectiveness of internal control over financial reporting, comfort letters and consents.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of XPLR’s consolidated financial statements and are not reported under audit fees. These fees primarily related to audits of subsidiary (non-SEC registrant) financial statements.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee charter and the Audit Committee’s pre-approval policy for services provided by the independent registered public accounting firm, all services performed by Deloitte & Touche are approved in advance by the Audit Committee. Permitted services specifically identified in an appendix to the pre-approval policy for which the fee is expected to be $250,000 or less are pre-approved by the Audit Committee each year. This pre-approval allows management to request the specified permitted services on an as-needed basis during the year, provided any such services are reviewed with the Audit Committee at its next regularly scheduled meeting. Any permitted service for which the fee is expected to exceed $250,000, or that involves a service not listed on the pre-approval list, must be specifically approved by the Audit Committee prior to commencement of such service. The Audit Committee has delegated to the chair of the committee the right to approve audit, audit-related, tax and other services, within certain limitations, between meetings of the Audit Committee, provided any such decision is reported to the Audit Committee at its next regularly scheduled meeting.
In 2024 and 2023, no services provided to XPLR by Deloitte & Touche were approved by the Audit Committee after services were rendered pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X (which provides for a waiver of the otherwise applicable pre-approval requirement if certain conditions are met). Additionally, none of the services were approved after services were rendered pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
The Company did not pay for any compensation for its executive officers in 2024. All of the executive officers of the Company in 2024 were also employees of the NextEra Energy Group with extensive experience in clean energy leadership. All compensation for the Company’s executive officers for 2024, including the portion that was fixed and variable, was paid by the NextEra Energy Group as part of NextEra Energy’s 2024 executive compensation program to compensate these officers for the performance of their duties as employees of the NextEra Energy Group, which included managing the Company. NextEra Energy does not allocate this compensation between services for the Company and services for the NextEra Energy Group. Affiliates of NextEra Energy provide the Company with various general and administrative services, such as technical, commercial, regulatory, financial, accounting, treasury, tax and legal staffing, and related support services, pursuant to a Management Services Agreement, for which the Company pays a management services fee. While no portion of the management services fee for 2024 was allocated to executive officer compensation, the services of the individuals serving as the Company’s executive officers were furnished by the NextEra Energy Group pursuant to the Management Services Agreement.
The NEOs for the year ended December 31, 2024 were John W. Ketchum (who served as chief executive officer from March 2022 to January 27, 2025), Brian W. Bolster (who served as chief financial officer from May 2024 to January 27, 2025) and Terrell Kirk Crews II (who served as chief financial officer from March  2022 to May 6, 2024). The 2025 NextEra Energy proxy statement, expected to be filed in late March or early April 2025, will include disclosure of the compensation these officers received from NextEra Energy for the performance of their duties as employees of the NextEra Energy Group, including managing the Company.
In February 2024, as part of NextEra Energy’s Compensation Committee’s setting of 2024 long-term performance-based incentive compensation for NextEra Energy’s executive officers, the Compensation Committee expressed its preference that a portion of the long-term performance-based incentive compensation to be awarded to executive officers who also are officers of the Company be granted in the form of performance-based restricted common  units of the Company (“XPLR Awards”). In February 2024, the Board approved grants of XPLR Awards to those executive officers of NextEra Energy who also are officers of the Company, as well as to other officers and employees of NextEra Energy or its affiliates who are responsible for significant Company activities.
The XPLR Awards received by executive officers did not increase the executive officers’ overall NextEra Energy incentive compensation opportunity, but instead replaced on a dollar-for-dollar basis approximately 7% of the aggregate grant date value of the portion of their long-term performance-based awards in 2024 that otherwise would have been issued in the form of performance-based restricted stock of NextEra Energy. The performance objective for the XPLR Awards is adjusted EBITDA of $900 million. Therefore, the XPLR Awards granted in 2024, which would otherwise vest ratably in 2025, 2026 and 2027, will not vest unless and until the Board certifies in each of 2025, 2026 and 2027 that the Company’s adjusted EBITDA equals or exceeds $900 million.
The XPLR Awards were made pursuant to the NextEra Energy Partners, LP 2014 Long Term Incentive Plan (“2014 Long Term Incentive Plan”). The Company is reimbursed by NextEra Energy for the grant date fair value of all XPLR Awards granted to employees and officers of the NextEra Energy Group. The XPLR Awards are considered compensation by NextEra Energy, not the Company. The Company does not incur any expense as a result of these awards.

Compensation Committee Report
The Board does not have a compensation committee. The Board, acting in lieu of a compensation committee, has reviewed and discussed the Compensation Discussion & Analysis with management. Based on this review and discussion, the Board recommended that the Compensation Discussion & Analysis set forth above be included in the Company’s proxy statement for the 2025 annual meeting of unitholders.
Respectfully submitted,
By the members of the Board of Directors of
XPLR:
John W. Ketchum
Susan D. Austin
Brian W. Bolster
Robert J. Byrne
Mark E. Hickson
Peter H. Kind
Rebecca J. Kujawa

DIRECTOR COMPENSATION
2024 Non-Employee Director Compensation
Name (a)	Fees Earned or Paid in Cash ($) (b)	Unit Awards(1) ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Susan D. Austin	$90,000	$150,077	-	-	-	-	$240,077
Robert J. Byrne	105,000	150,077	-	-	-	-	255,077
Peter H. Kind	105,000	150,077	-	-	-	-	255,077

(1)
Non-employee directors received XPLR common units in an amount determined by dividing $150,000 by the closing price of the common units on the date of grant, rounded up to the nearest ten units. On February 20, 2024, each non-employee director then in office received a grant of 5,290 common units valued at $28.37 per unit. Non-employee director grants for 2024 were made under the 2014 Long Term Incentive Plan. Distributions, if any, are paid on the units in cash.

Additional Information About Director Compensation
The table above includes compensation information for the non-employee directors of XPLR for 2024. Directors of XPLR who are salaried employees of the NextEra Energy Group do not receive any additional compensation for serving as a director or committee member. For 2025, non-employee directors received an annual cash retainer of $90,000 plus a retainer in an amount of XPLR common units under the XPLR Infrastructure, LP 2024 Long Term Incentive Plan (“2024 Long Term Incentive Plan”), determined by dividing $150,000 by the closing price of XPLR common units on the grant date, rounded up to the nearest ten units.
The annual common unit retainers for 2025 were paid on February 18, 2025, at which time the non-employee directors of XPLR were each granted 17,630 common units. These units are generally not transferable until the director ceases to be a member of the Board. Non-employee Board committee chairpersons receive an additional annual cash retainer of $15,000. Travel expenses to attend Board or committee meetings or while on Board business are reimbursed.
Director Unit Ownership Policy
Pursuant to the Corporate Governance Principles & Guidelines, to more closely align the interests of directors and unitholders, all independent directors are required to own XPLR common units in an amount equal to at least five times the non-management director annual cash retainer within three years of beginning service as a Board member. All independent directors currently do not meet the director unit ownership policy and were given a temporary waiver, pursuant to which they are not permitted to transfer units they have been granted as directors until restoring compliance. See Unit Ownership of Certain Beneficial Owners and Management for information about director ownership of XPLR common units as of February 24, 2025.

UNITHOLDER PROPOSALS FOR 2026 ANNUAL MEETING
Proposals on matters appropriate for unitholder consideration consistent with Rule 14a-8 under the Exchange Act submitted by unitholders for inclusion in the proxy statement and form of proxy for the 2026 annual meeting of unitholders must be received by the Corporate Secretary at the Company’s principal executive offices not later than November 5, 2025. In the event the 2026 annual meeting of unitholders is more than 30 days from the first anniversary of the date of the 2025 annual meeting, the deadline will be a reasonable time before the Company begins to print and send its proxy materials. The submission of such proposals by unitholders is subject to regulation by the SEC pursuant to Rule 14a-8. Under our Partnership Agreement, unitholder proposals may only be submitted under Rule 14a-8.
Unitholder proposals should be sent to the attention of the Corporate Secretary by mail or by personal delivery to XPLR Infrastructure, LP, P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420.
NO INCORPORATION BY REFERENCE
In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC rules, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement will not be deemed to be “soliciting material” or “filed” with the SEC, except to the extent that the Company specifically requests that the information be treated as soliciting material or the Company specifically incorporates such information by reference into a document filed with the SEC. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on, or accessible through, these websites is not part of this proxy statement.

SCAN TO VIEW MATERIALS & VOTE 700 UNIVERSE BOULEVARD JUNO BEACH, FL 33408 VOTE BY INTERNET - www.proxyvote.com/XIFR or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 21, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 21, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V62678-P27162 KEEP THIS PORTION FOR YOUR RECORDS XPLR INFRASTRUCTURE, LP THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED: 1. Election as directors of the nominees specified in the proxy statement. Nominees: For Against Abstain 1a. Susan D. Austin 1b. Robert J. Byrne 1c. John W. Ketchum 1d. Peter H. Kind ! ! ! ! ! ! ! ! ! ! ! ! THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3: 2. Ratification of appointment of Deloitte & Touche LLP as XPLR Infrastructure's independent registered public accounting firm for 2025. 3. Approval, by non-binding advisory vote, of the compensation of XPLR Infrastructure's named executive officers as disclosed in the proxy statement. For Against Abstain ! ! ! ! ! ! NOTE: The proxies are also authorized to vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof. The units represented by this proxy card when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted "FOR" all nominees listed in proposal 1 and "FOR" proposals 2 and 3. If any other matters properly come before the meeting or any adjournment(s) or postponement(s) thereof, the persons named in this proxy will vote in their discretion. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners)Date

Annual Meeting Admission Ticket Admission: This ticket, along with a form of picture identification, admits the named unitholder(s). Security: For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. XPLR Infrastructure, LP 2025 Annual Meeting of Unitholders will be held at 1:30 p.m. Eastern Time on April 22, 2025, at XPLR Infrastructure, LP Principal Offices, 700 Universe Boulevard, Juno Beach, Florida. If you plan to attend the Annual Meeting of Unitholders, please bring this Admission Ticket. If you require special assistance, call XPLR Infrastructure, LP at 561-694-4697. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE UNITHOLDER MEETING TO BE HELD ON APRIL 22, 2025: The proxy statement and annual report to security holders are available at www.proxyvote.com/XIFR V62679-P27162 XPLR Infrastructure, LP PROXY Annual Meeting of Unitholders-April 22, 2025 This proxy is solicited on behalf of the Board of Directors. The unitholder(s) signing on the reverse side hereby appoint(s) David Flechner, as proxy, with full power of substitution, and hereby authorize(s) him to represent and to vote all units of XPLR Infrastructure, LP that such unitholder(s) would be entitled to vote at the Annual Meeting of Unitholders of XPLR Infrastructure, LP to be held April 22, 2025, and any adjournment(s) or postponement(s) thereof, upon the matters referred to on this proxy and, in his discretion, upon any other business that may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.